Exhibit 99.1

FORM OF Instructions as to Use of PLBY GROUP, Inc. Rights Certificates

Please consult Morrow sodali, the Information Agent, your bank or broker as to any questions.

The following instructions relate to a rights offering (the “Rights Offering”) by PLBY Group, Inc., a Delaware corporation (the “Company”), to the holders of record of its common stock, par value $0.0001 per share (“Common Stock”), as described in the Company’s Base Prospectus, dated September 2, 2022 (the “Base Prospectus”) and the Prospectus Supplement, dated January 9, 2023 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The Company distributed to each holder of Common Stock as of 5:00 p.m., Eastern Time, on December 16, 2022 (the “Record Date”) non-transferable subscription rights (the “Rights”) to purchase shares of Common Stock.

The Rights may be exercised at any time during the subscription period, which commenced on December 19, 2022 and ends at 5:00 p.m., Eastern Time, on January 23, 2023, unless extended in the sole discretion of the Company (as it may be extended, the “Expiration Time”). After the Expiration Time, any unexercised Rights will be null and void.

As described in the Prospectus, each holder of shares of Common Stock received one Right for each whole share of Common Stock owned by such holder on the Record Date, evidenced by non-transferable Rights certificates (the “Rights Certificates”). Each Right allows the holder thereof to subscribe (the “Basic Subscription Right”) at the cash price per whole share equal to the lesser of (i) $3.50 (the “Initial Price”) and (ii) eighty-five percent (85%) of the VWAP (as defined below) of a share of our Common Stock for the ten trading day period through and including January 20, 2023 (the “Alternate Price” and, alternatively with the Initial Price, as applicable, the “Subscription Price”) for 0.30681187 of a share of Common Stock. “VWAP” means, for any trading day, the volume-weighted average price of our Common Stock on the Nasdaq Global Market, as reported by Bloomberg L.P. between 9:30 a.m. and 4:00 p.m., Eastern Time, on such date. The Rights are described in the Prospectus. All holders of record must subscribe assuming the subscription price is $3.50 per share. If the subscription price is determined to be less than $3.50, then the excess subscription amount paid by a holder will be applied to the purchase of additional shares of Common Stock (either towards the holder’s basic subscription right, if available, or towards its over-subscription right if the holder has already exercised its basic subscription right in full) at the Subscription Price.

The Company will not be required to issue shares of Common Stock to you if Continental Stock Transfer & Trust Company (the “Subscription Agent”) receives your Rights Certificate or your subscription payment at, or after, the Expiration Time. The Company has the option to extend the Rights Offering by giving oral or written notice to the Subscription Agent prior to the Expiration Time in the Company’s sole discretion. If the Company elects to extend the Rights Offering, the Company will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced Expiration Time.

Rights may only be exercised in aggregate for whole numbers of shares of Common Stock; no fractional shares of the Common Stock will be issued in the Rights Offering. Any fractional shares of the Common Stock resulting from the exercise of the Rights will be rounded down to the nearest whole share. A minimum of four Rights will be required to purchase one whole share of Common Stock. Any excess subscription payments received by the Subscription Agent in respect of fractional shares will be returned promptly after the Expiration Time, in the manner in which made, without interest or deduction.

In addition, Rights holders that exercise their Basic Subscription Right in full also will be eligible to subscribe (the “Over-Subscription Privilege”), at the same subscription price, for any shares of Common Stock that are offered in the Rights Offering but are not purchased by the other Rights holders under their Basic Subscription Right. If an insufficient number of shares of Common Stock is available to fulfill all Over-Subscription Privilege requests, the available shares will be allocated pro rata (in proportion to the number of shares of Common Stock held after giving effect to all Basic Subscriptions) among those Rights holders who fully exercised their Basic Subscription Right.

You may exercise your Over-Subscription Privilege only if you have exercised your Basic Subscription Right in full and other holders of Rights do not exercise their Basic Subscription Right in full. Additionally, if a holder of Rights (or any “group” (within the meaning of Section 13(d)(3) under the Exchange Act) that includes such holder) is the beneficial owner (as defined in Rule 13d–3(a) under the Exchange Act) of greater than 14.99% of the number of shares of Common Stock outstanding as of the Record Date, then the Over-Subscription Privilege of such holder shall be fulfilled only if approved by a committee of independent members of our board of directors. If fulfilling the Over-Subscription Privilege of any holder of Rights would result in that holder (or any “group” (within the meaning of Section 13(d)(3) under the Exchange Act) that includes such holder) becoming the beneficial owner of greater than 14.99% of the number of shares of Common Stock outstanding upon the closing of the Rights Offering after giving effect to the issuance of shares of Common Stock in the Rights Offering, then the Over-Subscription Privilege of such holders hall be fulfilled only to the extent that the beneficial ownership by such holder (and any “group” that includes such holder) does not exceed 14.99% of the number of shares of Common Stock outstanding upon the closing of the Rights Offering, unless acquisition of a greater number of shares by such holder is approved by a committee of independent members of our board of directors.

The Company may cancel or terminate the Rights Offering in its sole discretion at any time on or before the Expiration Time for any reason (including, without limitation, a change in the market price of the Common Stock). The Company also reserves the right to further amend the terms of the Rights Offering.

The number of Rights to which you are entitled is printed on the face of your Rights Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate portions of your Rights Certificate and returning the Rights Certificate to the Subscription Agent pursuant to the procedures described in the Prospectus.

Your rights certificate and SUBSCRIPTION PRICE payment FOR ALL SHARES OF COMMON STOCK MUST BE actually RECEIVED PRIOR TO THE EXPIRATION TIME. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION RIGHT AND THE OVER-SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT VALIDLY EXERCISED PRIOR TO THE EXPIRATION TIME WILL EXPIRE without value. IN CASE YOU HOLD RIGHTS THROUGH A BROKER OR OTHER NOMINEE, YOU SHOULD VERIFY WITH YOUR BROKER OR NOMINEE BY WHEN YOU MUST DELIVER YOUR INSTRUCTION.

1.	Method of Subscription—Exercise of Rights. To exercise Rights, complete your Rights Certificate and send your properly completed and executed Rights Certificate, together with payment in full of the Subscription Price and, if applicable, notice of guaranteed delivery, to the Subscription Agent, so that it will be actually received by the Subscription Agent prior to the Expiration Time. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. PLEASE DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS TO THE COMPANY. Your payment of the Subscription Price must be made in U.S. dollars for the full number of whole shares of Common Stock you are subscribing for by wire transfer of immediately available funds or personal check drawn upon a United States bank payable to the Subscription Agent. Cashier’s checks, money orders and certified checks will not be accepted.

The method of delivery of the Rights Certificate and the payment of the Subscription Price to the Subscription Agent is at your election and risk.

If you are a beneficial owner of Common Stock that is registered in the name of a broker, dealer, bank or other nominee, you will need to coordinate exercises of Rights through your broker, dealer, bank or other nominee in order for them to transmit payment to the Subscription Agent.

2.	Acceptance of Payments. Payments will be deemed to have been received by the Subscription Agent only upon the clearance of (i) wire transfer of immediately available funds or (ii) a personal check drawn on a U.S. bank payable to “Continental Stock Transfer & Trust Company, as subscription agent for PLBY Group, Inc.” Funds paid by uncertified personal check may take several business days to clear. If your personal check does not clear prior to the Expiration Time, then you will not receive any shares of Common Stock, and the Company’s only obligation will be to return your subscription payment, without interest or deduction. Accordingly, if you wish to pay the Subscription Price by uncertified personal check, then you should make payment sufficiently in advance of the Expiration Time to ensure its receipt and clearance by that time.

If you are sending payment of Subscription Price by wire of immediately available funds:

JPMorgan Chase Bank

ABA Number: 021000021

DDA: 475469453

SWIFT: CHASUS33

Reference Line PLBY Group and your name

If you do not include your name in the reference line of your wire, the Subscription Agent will not be able to match your wire to your Rights exercise and your Rights exercise would not be accepted into the offer.

In considering which method of delivery to use, holders of Rights should take into consideration the amount of time remaining in the Rights Offering, as well as any guaranteed delivery procedures, to ensure that materials are delivered prior to the Expiration Time.

If you are a beneficial owner of Common Stock that is registered in the name of a broker, dealer, bank or other nominee, you will need to coordinate payments through your broker, dealer, bank or other nominee.

3.	Delivery of Subscription Materials. You should deliver your Rights Certificate to the Subscription Agent by one of the methods described below:

By First Class Mail, Express Mail, Courier or Other Expedited Service:

Continental Stock Transfer & Trust Company
1 State Street Plaza 30th Floor
New York, NY 10004

Attn: Corporate Actions – PLBY Group, Inc.

Your delivery to an address or by any method other than as set forth above will not constitute valid delivery.

4.	Missing or Incomplete Subscription Forms or Payment. If you fail to complete and sign the Rights Certificate or otherwise fail to follow the subscription procedures that apply to the exercise of your Rights prior to the Expiration Time, the Subscription Agent will reject your subscription or accept it only to the extent of the payment received. Neither the Company nor the Subscription Agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form, nor is the Company or the Subscription Agent under any obligation to correct such forms. The Company has the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures. If you send a payment that is insufficient to purchase the number of shares of Common Stock you requested, or if the number of shares of Common Stock you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received. If your aggregate Subscription Price payment is greater than the amount you owe for your basic subscription right, you will be deemed to have exercised your over-subscription privilege to purchase the maximum number of shares that may be purchased with your overpayment. Any excess subscription payments received by the Subscription Agent will be returned, in the manner in which made, without interest or penalty, as soon as practicable following the Expiration Time.

5.	Deliveries to Holders. The following deliveries and payments to you will be made:

(a)	Rights. We will deliver to you the shares which you purchased with your Basic Subscription Right as soon as practicable after the Expiration Time. All shares that are purchased in the Rights Offering will be issued in uncertificated book-entry form meaning that you will receive a direct registration account statement from the Company’s transfer agent reflecting ownership of these securities if you are a holder of record. If you hold your shares in the name of a bank, broker, dealer or other nominee, the Depository Trust Company will credit your nominee with the securities you purchased in the Rights Offering.

(b)	Excess Payments. If you exercised your Over-Subscription Privilege and are allocated less than all of the shares for which you wished to subscribe, your excess payment for shares that were not allocated to you will be returned, in the manner in which made, without interest or deduction as soon as practicable after the Expiration Time. We will deliver or cause the transfer agent to deliver shares that you purchased as soon as practicable after the Expiration Time and after all pro rata allocations and adjustments have been completed.

6.	Fees and Expenses. The Company will pay all customary fees and expenses of the Subscription Agent and the information agent related to their acting in such roles in connection with the Rights Offering. The Company has also agreed to indemnify the Subscription Agent from certain liabilities that they may incur in connection with the Rights Offering.

Jefferies LLC (the “Dealer Manager”) is earning a dealer manager fee in connection with the Rights Offering payable at the completion of the Rights Offering. The Company has also agreed to reimburse the Dealer Manager for certain fees and expenses in connection with the Rights Offering. The Company has agreed to indemnify the Dealer Manager and its controlling persons against certain liabilities in connection with this rights offering, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Dealer Manager may be required to make in respect of those liabilities. The dealer manager agreement also provides that the Dealer Manager will not be subject to any liability to the Company in rendering the services contemplated by the dealer manager agreement except for any act of gross negligence, bad faith or willful misconduct of the Dealer Manager.

7.	Execution. The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration, enlargement or change. Persons who sign the Rights Certificate in a representative or other fiduciary capacity on behalf of a registered holder must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.

8.	Method of Delivery. The method of delivery of and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder. If you send your Subscription Price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the Subscription Agent prior to the Expiration Time.

9.	Revocation. Once you have exercised your Rights, you may not revoke your exercise. All exercises of Rights are irrevocable, even if you subsequently learn information about the Company that you consider to be unfavorable. You should not exercise your Rights unless you are certain that you wish to purchase Common Stock in the Rights Offering.

10.	Special Provisions Relating to the Delivery of Rights through the Depository Trust Company. If you are a broker, a dealer, a trustee or a depositary for securities who holds Common Stock for the account of others as a nominee holder and thus holds Common Stock for the account of others as a nominee holder, you may, upon proper showing to the Subscription Agent, exercise your beneficial owners’ Basic Subscription Right and Over-Subscription Privilege through The Depository Trust Company (“DTC”). Any rights exercised through DTC are referred to as “DTC Exercised Rights.” You may exercise your DTC Exercised Rights through DTC’s PSOP Function on the “agents subscription over PTS” procedures and instructing DTC to charge the applicable DTC account for the subscription payment and to deliver such amount to the Subscription Agent. DTC must receive the subscription instructions and payment for the new shares prior to the Expiration Time unless guaranteed delivery procedures are utilized, as described above.

11.	Determinations Regarding the Exercise of Your Rights. The Company will decide, in its sole discretion, all questions concerning the timeliness, validity, form, and eligibility of the exercise of your Rights, including any determinations as to beneficial ownership as described herein. Any such determinations by the Company will be final and binding. The Company, in its sole discretion, may waive, in any particular instance, any defect or irregularity or permit, in any particular instance, a defect or irregularity to be corrected within such time as the Company may determine. The Company will not be required to make uniform determinations in all cases. The Company may reject the exercise of any of your Rights because of any defect or irregularity. The Company will not accept any exercise of Rights until all irregularities have been waived by the Company or cured by you within such time as the Company decides, in its sole discretion.

Neither the Company, the Subscription Agent, nor the information agent will be under any duty to notify you of any defect or irregularity in connection with your submission of Rights Certificates, and the Company will not be liable for failure to notify you of any defect or irregularity. The Company reserves the right to reject your exercise of Rights if it determines that your exercise is not in accordance with the terms set forth in the Prospectus and these Instructions, or in proper form. The Company will also not accept the exercise of your Rights if the issuance of shares of Common Stock to you could be deemed unlawful under applicable law.

12.	Questions and Request for Additional Materials. For questions regarding the Rights Offering, assistance regarding the method of exercising Rights or for additional copies of relevant documents, please contact the information agent for the Rights Offering, Morrow Sodali, at (203) 561-6945 (for banks and brokers) or (800) 662-5200 (the toll free number for stockholders), or via email at plby@investor.morrowsodali.com.

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